EXHIBIT 23.1
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                     INDEPENDENT AUDITORS' CONSENT




Board of Directors
Jones Lang LaSalle Incorporated:



We consent to the incorporation by reference in the registration statements (No. 333-42193 and No. 333-50720) on Form S-8 and the registration statement (No. 333-70969) on Form S-3 of Jones Lang LaSalle Incorporated of our report dated January 31, 2002, except as to note 18 which is as of March 28, 2002, relating to the consolidated balance sheets of Jones Lang LaSalle Incorporated and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended
December 31, 2001, and financial statement related schedule, which report appears in the December 31, 2001, annual report on Form 10-K of Jones Lang LaSalle Incorporated and subsidiaries.

Our report refers to a change in the method of accounting for certain lease commissions in 2000.




                                       /s/ KPMG LLP



Chicago, Illinois


April 1, 2002